EXHIBIT 1

                STOCK PURCHASE AGREEMENT DATED DECEMBER 19, 1996

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                            STOCK PURCHASE AGREEMENT



         THIS STOCK PURCHASE AGREEMENT (which together with the attached exhibits, are referred to herein as "Agreement") is entered into this 19th day of December 1996, by and between NuOasis Gaming Inc., a Delaware corporation (the "Company") and the shareholders of National Pools Corporation, a California corporation ("NPC") who agree to become parties to this Agreement ("Selling Shareholders") evidenced by their signatures hereto.

         WHEREAS, the Selling Shareholders wish to sell and the Company desires to purchase the NPC Shares, as defined below, in exchange for a series of Secured Convertible Promissory Notes in the aggregate principal amount of $1,200,000 and the Shares, as defined below, upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of and in reliance on the mutual promises and representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Selling Shareholders and the Company agree as follows:

1.       Definitions

         1.1 "Associate" means with respect to any person, (i) any member of the immediate family of such person, (ii) any entity of which such person, or any member of the immediate family of such person, directly or indirectly, owns any equity interest, (iii) any entity of which such person, or any member of the immediate family of such person, serves as a director or executive officer, and (iv) any entity that directly or indirectly controls, or that is directly or indirectly controlled by or under common control with, such person or any member of the immediate family of such person.

         1.2 "Company Disclosure Documents" means the Company Financials (as defined herein), material agreements and corporate documents, and other information related to the Company material to its operations for the three (3) fiscal years ending September 30, 1995, and any and all interim data or filings through the date hereof to be provided by the Company pursuant to this Agreement, including but not limited to the Company Financials (as defined herein) and other information required pursuant to the provisions of the Securities Exchange Act of 1934 (the " '34 Act") or the Securities Act of 1933, as amended (the "'33 Act") as listed in Exhibit "C" to this Agreement.

         1.3 "Liabilities" means liabilities, obligations, or commitments of any nature, absolute, accrued, contingent, or otherwise, known or unknown, whether matured or unmatured.

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         1.4 "NPC  Shares"  means  all the  issued  and  outstanding  shares  of
         National  Pools  Corporation,  a  California  corporation,   comprising
         33,457,689 shares of Common Stock, without par value, or such number of shares as is delivered.

         1.5 "Company Shares" means shares of common stock in the Company issued before or after the shareholders meeting of the Company referred to in paragraph 7.7.

         1.6 "NPC Disclosure  Documents" means the NPC Financials (as defined in
         Section 5.4 herein) and the documents listed in Exhibit "D" to this Agreement.

         1.7 NPC Assets means assets (excluding the books and records of the Selling Shareholders), properties, leases, contracts, agreements, and rights of NPC of every type and description, real, personal, and mixed, tangible and intangible, including without limitation, all cash on hand and in banks, trade accounts receivable, other accounts receivable, deposits, prepaid items, furniture and fixtures, office equipment and supplies, real property and improvements, leases and leasehold improvements, trademarks, including the Hit-Lotto(TM), 1-800 Hit Lotto(TM), 1-888 Hit Lotto(TM) and 1-900 Hit Lotto(TM) trademarks and Hit-Lotto Value Card deferred pre-operating costs, other tangible properties, and its business as a going concern, goodwill and proprietary computer software operating system, as contained in the NPC Financials and more fully described in Exhibit "B" hereto.

         1.8 "Person" means any individual, corporation, professional corporation, limited partnership, association, or any other legal entity through which an individual or business might organize himself or itself.

         1.9 "Subsidiary" means any corporation, joint venture, or other entity in which either the Company, the Selling Shareholders, or any other person directly or indirectly own any voting or equity interest.

         1.10 "Tax" or "Taxes" mean any federal, state, local, or foreign income, gross receipts, profits, franchise, doing business, transfer, sales, use, payroll, occupation, real or personal property, excise and similar taxes (including interest, penalties, or additions to such taxes).

         1.11 "Tax Returns" or "Tax Reports" mean all returns, reports, estimates, information returns, and statements of any nature with respect to Taxes.

2.       Purchase and Sale of NPC Shares

         2.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, as defined in Paragraph 3.1, the Selling Shareholders agree to sell and transfer the NPC Shares to the Company and the Company agrees to purchase the NPC Shares for the consideration set forth in this Agreement.

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         2.2  Purchase Price.  In exchange for the NPC Shares, the Company shall issue and deliver to the Selling Shareholders:

                  2.2.1 Secured Convertible Promissory Notes (the "Notes") in the aggregate principal amount of One Million, Two Hundred Thousand Dollars ($1,200,000), together with a Security Agreement in denominations and in the names of such Selling Shareholders as they mutually agree and designate in writing at Closing. The Notes may be convertible into a total of up to 241,900,000 Company Shares as follows:

                           (A) For every $250,000 of net (after-tax) operating income reported by NPC under generally accepted accounting principles after the Closing, $7,500 in principal amount of the Notes may be converted into 1,511,875 Company Shares. Note conversions shall occur annually following the issuance of audited financial statements. The conversion features are set forth on page 2 of the Notes.

                  2.2.2 One Million (1,000,000) Company Shares (the "Shares") in such denominations as Selling Shareholders shall designate prior to the Closing.

         2.3 Adjustment to Purchase Price. In the event one or more of the Selling Shareholders listed on the signature page hereof are unable to deliver any of the NPC Shares, the aggregate principal amount of the Notes and the number of the Shares shall be decreased by the percentage of NPC Shares which cannot be delivered at Closing.

3.       Closing

         3.1 Date and Place. The closing of the delivery and transfer of the NPC Shares (the "Closing") shall occur on a date ("Closing Date") to be mutually agreed upon by the Selling Shareholders and the Company after exchange of all books, records, financial information, documents, and other materials reasonably deemed necessary to completion of the transaction contemplated under this Agreement. Exchange of documents under this Agreement shall begin as soon as possible after execution. In any case, the Closing Date shall be no later than December 15, 1996, unless agreed upon by the parties, and the effective date of this transaction shall be the date of Closing (the "Effective Date").

         3.2 Transactions and Document Exchange at Closing. At the Closing, the following transactions shall occur and documents shall be exchanged, all of which shall be deemed to occur simultaneously:

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                    (A) By the Selling  Shareholders.  The Selling  Shareholders
               will deliver, or cause to be delivered, to the Company:

                           (1) The documents necessary to transfer the NPC Shares to the Company pursuant to this Agreement, in proper form and substance reasonably acceptable to the Company;

                           (2) The Certificate of Representations and Warranties
                           executed  by  the   President   of NPC, as defined in
                           Paragraph 7.1;

                           (3) The opinion of counsel as set forth in Paragraph 7.6;

                           (4) Such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by the Company to further the intent of this Agreement;

                           (5) Audited financial statements of NPC dated as of its most recent year end prior to the Closing Date covering all operations since the inception of NPC. Such financial statements shall be audited by a certified public accounting firm. The Selling Shareholders shall also deliver or cause to be delivered all books and records of NPC to the extent available and necessary to perform an audit of its book as of its most recent month end prior to the Closing Date in accordance with Regulation S-X, which books and records shall present fairly the financial condition and results of operations of NPC since the date of its audited financial statements, in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods.

                           (6) A certificate dated within 30 days of the Closing Date from the Secretary of State of California to the effect that NPC is in good standing in the State of California;

                           (7) All federal and state income payroll tax and sales tax returns filed by NPC and all correspondence related thereto;

                           (8) The denominations and names for issuance of the Notes and the Shares.

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                  (B)      By the Company.  The Company will  deliver,  or cause
                           the  following  to  be  delivered,   to  the  Selling
                           Shareholders:

                           (1)      The   Notes,   as  calculated  according  to
                                    Paragraph 2.2 and 2.3;

                           (2) Stock certificate(s) in the name of the Selling Shareholders aggregating 1,000,000 Company Shares.

                           (3) The Company Certificate of Representations and Warranties, as defined in Paragraph 6.1;

                           (4) A certificate dated at or within 30 days of the date of the Closing from the Secretary of state of Delaware to the effect that the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

                           (5) The opinion of counsel as set forth in Paragraph 6.7;

                           (6) Such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be
                                    reasonably    requested   by   the   Selling
                                    Shareholders in furtherance of the intent of this Agreement.

         3.3 Post-Closing Documents. From time to time after the Closing, upon the reasonable request of any party, the party to whom the request is made shall deliver such other and further documents, instruments, and/or certificates as may be necessary to more fully vest in the requesting party the consideration provided for in this Agreement or to enable the requesting party to obtain the rights and benefits contemplated by this Agreement, including but not limited to delivery of records of all books and records of NPC since inception .

4.       Representations and Warranties of the Company

         The Company represents and warrants to the Selling Shareholders that:

         4.1 Organization and Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been, or will be prior to closing, duly authorized by all requisite corporate actions on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid, binding, and enforceable obligation of the Company.

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         4.2  Ability  to Carry  Out  Agreement.  To the  best of the  Company's knowledge and belief, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which the Company is a party or to which the Company is subject. No consents of any persons under any contract or agreement required to be disclosed pursuant to this Agreement are required for the execution, delivery, and performance by the Company of this Agreement.

         4.3 The Notes. The Notes to be issued pursuant to this Agreement will be issued at Closing, free and clear of liens, claims, and encumbrances, and the Company has all necessary right and power to issue the Notes to the Selling Shareholders as provided in this Agreement without the consent or approval of any person, firm, corporation, or governmental authority.

         4.4 Capitalization of the Company. The capitalization of the Company is, as of the date hereof, comprised of Thirty Million (30,000,000) shares of authorized $.01 par value common stock of which all Thirty Million (30,000,000) shares are issued and outstanding, and One Million (1,000,000) shares of $.01 par value preferred stock of which One Hundred Seventy Thousand (170,000) shares of 14% Cumulative Class A Preferred Stock and Two Hundred Fifty Thousand (250,000) shares of Class B Preferred Stock are issued and outstanding. The Company has certain warrants to purchase common stock issued and outstanding consisting of 1,530,000 New Class A Warrants exercisable at $.50 per share; 3,080,000 New Class B Warrants exercisable at $.75 per share; 1,510,000 New Class C Warrants exercisable at $1.00 per share; and 6,000,000 New Class D Warrants to purchase common stock, each New Class D Warrant entitling the holder thereof to purchase two common shares at a purchase price of $.50 per share. Additionally, the Company has approximately 6,281,176 shares reserved for issuance under non-qualified stock options granted to past and present officers, directors, employees and consultants. All issued and outstanding shares are legally issued, fully paid, and non-assessable, and are not issued in violation of the preemptive or other right of any person.

         4.5 Financial Information. The Company has provided to the Selling Shareholders, or will provide prior to Closing, copies of its Annual Report on Form 10-K and/or 10-KSB for the three (3) years ending at or prior to September 30, 1995 and the interim quarterly financial statement on Form 10-QSB for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996. The
quarterly financial statements and such Annual Reports, and all other information included in such reports, shall be referred to as the "Company Financials". The Company has no obligations or liabilities (whether accrued, absolute, contingent, liquidated or otherwise, including without limitation any tax liabilities due or to become due) which are not fully disclosed and adequately provided for in the Company Financials, excepting current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of the Company Financials, none of which (individually or in the aggregate) are material except as expressly indicated in the Company Financials. The Company is not a guarantor or otherwise contingently liable for any material amount of such indebtedness. Except as indicated in the Company Financials or the Company Disclosure

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Documents,  there  exists no  default  under the  provisions  of any  instrument evidencing such indebtedness or of any agreement relating thereto.

         4.6 Litigation. To the best knowledge and belief of the Company, except as disclosed pursuant to this Agreement, there is neither pending nor threatened, any action, suit or arbitration to which its property, assets or business is or is likely to be subject and in which an unfavorable outcome, ruling or finding will or is likely to have a material adverse effect on the condition, financial or otherwise, or properties, assets, business or operations, which would create a material liability on the part of the Company, or which would conflict with this Agreement or any action taken or to be taken in connection with it.

         4.7 Tax Matters. The Company has filed or will file all federal, state, and local income, excise, property, and other tax returns, forms, or reports, which are due or required to be filed by it and has paid, or made adequate provision for payment of all taxes, interest, penalty fees, assessments, or deficiencies shown to be due or claimed to be due or which have or may become due on or in respect to such returns or reports.

         4.8 Contracts. Except as disclosed pursuant to this Agreement, there are no contracts, actual or contingent obligations, agreements, franchises, license agreements, or other commitments between the Company and the Company or other third parties which are material to the business, financial condition, or results of operation of the Company, taken as a whole. For purposes of the preceding sentence, the term "material" refers to any obligation or liability which by its terms calls for aggregate payments of more than $25,000.

         4.9 Material Contract Breaches; Defaults. To the best of the Company's knowledge and belief, except as disclosed in the Company Financials, it has not materially breached, nor has it any knowledge of any pending or threatened claims or any legal basis for a claim that it has materially breached, any of the terms or conditions of any agreements, contracts, or commitments to which it is a party or is bound and which might give rise to a claim by anyone against the Company Shares. To the best of its knowledge and belief, the Company is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which might give rise to a claim against the Company Shares, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment which might give rise to a claim against the Company Shares in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

         4.10 Securities Laws. The Company is a public company and represents that, except as disclosed in the Company Disclosure Documents and in Company Financials, it has no existing or threatened liabilities, claims, lawsuits, or basis for the same with respect to its original stock issuance to its founders, its initial public offering, any other issuance of stock, or any dealings with its stockholders, the public, the brokerage community, the SEC, any state regulatory agencies, or other persons. The Company is required to file periodic reports under Section 12(g) of the '34 Act. The Company represents that all

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reports  required to be filed  pursuant to the '34 Act and any  applicable  U.S.
state "Blue Sky" laws have been filed.

         4.11 Brokers. The Company has not agreed to pay any brokerage fees, finder's fees, or other fees or commissions with respect to the transactions contemplated in this Agreement which could give rise to a claim against the Shares, the NPC Shares or the Notes, or any portion thereof. To the best of the Company's knowledge, no person or entity is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transactions, except that Structure America, Inc. is entitled to receive 1,000,000 shares of the Common Stock of the Company and an option to purchase an additional 1,000,000 shares at an exercise price of $0.12 per share. The Company further agrees to indemnify and hold harmless the other parties to this Agreement against liability to any other broker claiming to act on behalf of the Company.

         4.12 Corporate Records. Copies of all corporate books and records, including, but not limited to, any other documents and records of the Company relating to the proceeding of its shareholders and directors will be provided to NPC prior to Closing at the request of NPC. All such records and documents are and will be complete, true, and correct.

         4.13 Approvals. Except as otherwise provided in this Agreement, no authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by the Company in connection with the execution, deliver, or performance of this Agreement.

         4.14 Full Disclosure. The information concerning the Company, set forth in this Agreement, and in the Company Disclosure Documents, is, to the best of the Company's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         4.15 Date of Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement is true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement. Without limiting the generality of the foregoing, Company represents and warrants that as of the Closing Date, its payables will be $20,000 or less and it will have no ongoing contractual commitments which have not been previously approved in writing by NPC's management or which are not terminable, without cause or penalty or further payment, or less than thirty (30) days notice, except as agreed to in writing by NPC's management.

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5.       Representations and Warranties of the Selling Shareholders

         The Selling Shareholders represent and warrant to the Company that:

         5.1 Organization and Authority. NPC is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with the power and authority to carry on its business as now being conducted. In addition, NPC is duly qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified, except to the extent that the failure to so qualify does not have a material adverse effect on the business of NPC, taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been, or will be prior to closing, duly authorized by all requisite action on the part of NPC as required, or otherwise, to the extent, if any, that such authorizations are necessary. This Agreement has been duly executed and delivered by NPC and constitutes the valid, binding, and enforceable obligation of NPC, subject to equitable principles and laws of bankruptcy and similar laws.

         5.2  Ability  to  Carry  out  Agreement.  To the  best  of the  Selling
Shareholders' knowledge and belief, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which NPC is a party or to which NPC is subject, other than such violations, breaches, or defaults which, singly or in the aggregate, do not have a material adverse effect on its business as a whole or on the enforceability or validity of this Agreement. No consents of any persons under any contract or agreement required to be disclosed or disclosed pursuant to this Agreement are required for the execution, delivery, and performance by the Selling Shareholders of this Agreement.

         5.3 Capitalization of NPC. As of the date of execution of this Agreement, the capitalization of NPC is comprised of one class of capital stock consisting of Thirty Five Million (35,000,000) shares of Common Stock, without par value, of which 33,457,689 shares were issued and are presently outstanding and held, of record, by the Selling Shareholders in the amounts opposite their names on the signature page hereto. All of the issued and outstanding shares are duly authorized, validly issued, fully paid, and have been offered, issued, sold, and delivered by NPC in material compliance with all applicable federal and state securities laws.

         5.4 Financial Information. The Selling Shareholders have provided to the Company, or will provide prior to Closing, financial statements of NPC for all fiscal years ended since the inception of NPC and reports for such interim periods ending since the latest fiscal year ended, and such other documents and information relating to NPC's current financial condition including but not limited to its purchase, operation and disposition, if any, of any NPC assets and liabilities. Such financial statements and other financial information shall be referred to as the "NPC Financials". If not audited, the Selling Shareholders represent that all financial statements and reports included in the NPC
Financials have been prepared from the books and records of NPC (subject to normal year-end adjustments) and present fairly the financial condition of NPC and the results of their operations for the periods therein specified, all in

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accordance  with generally  accepted  accounting  principles  applied on a basis consistent with prior accounting periods. Except as set forth in the NPC Financials, NPC has no obligations or liabilities (whether accrued, absolute, contingent, liquidated or otherwise, including without limitation any tax liabilities due or to become due) which are not fully disclosed and adequately provided for, excepting current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since
September 30, 1995, none of which (individually or in the aggregate) are material. NPC is not a guarantor or otherwise contingently liable for any material amount not disclosed in the NPC Financials, nor does there exist any default under the provisions of any instrument evidencing any indebtedness of NPC or of any agreement relating thereto.

         5.5 Conduct of Business. Since September 30, 1995, except as disclosed in the NPC Disclosure Documents, NPC has not (i) discharged or satisfied any liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the NPC Financials and current liabilities incurred since the date of the NPC Financials, in each case in the usual or ordinary course of business, (ii) mortgaged, pledged or subjected to lien any of their tangible or intangible assets (other than purchase money liens incurred in the ordinary course of business for such assets not yet paid for), (iii) sold, transferred or leased any of their assets except in the usual and ordinary course of business, (iv) canceled or compromised any material debt or claim, or waived or released any right of material value, (v) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially adversely affecting its properties, business or prospects, (vi) entered into any transaction other than in the usual and ordinary course of business, except as contemplated by this Agreement, (vii) encountered any labor difficulties or labor union organizing activities, (viii) made or agreed to any wage or salary increase or entered into any employment agreement, (ix) issued or sold any securities or granted any options with respect thereto, except as disclosed pursuant to this Agreement, (x) amended its Articles of Incorporation, (xi) agreed to declare or pay any distributions with respect to their outstanding capital stock, or (xii) suffered or experienced any change in, or condition affecting, the condition (financial or otherwise) of their properties, assets, liabilities, business, operations or prospects, other than changes, events or conditions in the ordinary course of their business none of which has (individually or in the aggregate) been materially adverse, except as disclosed in the NPC Financials or Disclosure Documents.

         5.6 Litigation. To the best knowledge and belief of NPC, except as disclosed in the NPC Disclosure Documents, there is neither pending nor threatened, any action, suit or arbitration to which NPC's property, assets or business is or is likely to be subject and in which an unfavorable outcome, ruling or finding will or is likely to have a material adverse effect on the condition, financial or otherwise, or properties, assets, business or operations of NPC, or create any material liability on the part of NPC or conflict with this Agreement or any action taken or to be taken in connection herewith.

         5.7 Tax Matters. NPC has filed all federal, state and local income, payroll and sales tax returns and reports which are due or required to be filed by it, and, except as disclosed in the NPC Disclosure Documents, has paid, or made adequate provision for the payment of, all taxes, interest, penalties,

                                                         [NUOGAM\AGR:NPCPNO.STK]
assessments or deficiencies shown to be due or claimed to be due or which have or may become due on or in respect to such tax returns and reports. Such federal and state income, payroll and sales tax returns, to the best of the Selling Shareholders' knowledge and belief, have not been audited and are not being audited by any governmental authority.

         5.8 Contracts and Options. Except as disclosed in the NPC Disclosure Documents, there are no contracts, actual or contingent obligations, agreements, franchises, license agreements, or other commitments to which NPC is a party or by which it or any of its properties or assets are bound which are material to the business, financial condition, or its results of operation. For purposes of the preceding sentence, the term "material" refers to any obligation or liability which by their terms calls for aggregate payments of more than $10,000. Ron McGee holds an option to purchase 3,744,000 NPC Shares.

         5.9 Material Contract Breaches; Defaults. Except as disclosed by the NPC Financials or as reserved for therein, to the best of their knowledge and belief of the Selling Shareholders, NPC has not materially breached, nor have they any knowledge of any pending or threatened claims or any legal basis for a claim that NPC has materially breached, any of the terms or conditions of any agreements, contracts, or commitments to which they are a party or is bound and which are material to the business, financial condition, or results of operation of NPC, taken as a whole. Except as disclosed by the NPC Financials or as reserved for therein, to the best of their knowledge and belief, neither the Selling Shareholders nor NPC are not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of NPC, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which NPC has not taken adequate steps to prevent such a default from occurring.

         5.10 Selling Shareholders. Exhibit "F" hereto accurately sets forth the identity of and their relationship with NPC, and the names, and titles of the persons serving as directors and officers of a Selling Shareholder, if any such Selling Shareholder is a corporation.

         5.11 Employee and Labor Matters. The NPC Disclosure Documents accurately set forth the names, positions, and annual salary of each person employed by NPC, including officers, whose annual salary including bonuses exceeds Ten Thousand Dollars ($10,000). Except as disclosed in the NPC Disclosure Documents, NPC has no employment agreement that cannot be canceled on thirty (30) days notice, or collective bargaining agreement covering any of its employees and has encountered no material labor difficulties. The NPC Disclosure Documents also set forth a complete and accurate list of all employee benefit plans, including all profit sharing, bonus, stock, pension, or similar plans to which NPC is a party or by which NPC is bound. The Selling Shareholders will deliver or cause to be delivered to the Company prior to Closing complete and correct copies of all the agreements, plans, or other written materials identified in the NPC Disclosure Documents. There is no existing default by NPC

                                                         [NUOGAM\AGR:NPCPNO.STK]
under any of the agreements, plans, or arrangements identified in the NPC Disclosure Documents, and there exists no condition or circumstance which, with notice or lapse of time or both, would constitute such a default. Except as disclosed in the NPC Disclosure Documents, there is no pending or threatened labor dispute, strike, slowdown, or work stoppage, no unfair labor practice pending against NPC before the National Labor Relations Board, NPC is not engaged in any unfair labor practice, and there is no grievance or arbitration proceeding pending against, or threatened to be asserted or commenced against NPC under any collective bargaining agreement or other labor contract. All Taxes relating to NPC which NPC is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the proper authorities to the extent due and payable.

         5.12 Real Properties. Except as disclosed pursuant to this Agreement, NPC has good and marketable fee simple title to all of the real properties owned by it, including without limitation those reflected in the NPC Financials, free and clear of any liens or encumbrances except for current local property taxes not yet payable and any utility or other easements that do not and will not affect operations upon or about such real properties or the economic value or marketability thereof.

         5.13 Other Properties and Equipment. Except as disclosed pursuant to this Agreement, NPC has good title, subject to no security interests, liens, encumbrances, or claims of others, to all structures, facilities, machinery and equipment, supplies, raw materials, vehicles, tools, parts, office equipment, furniture, furnishings, and all items of personal property and equipment in, at, on or about such real properties owned or leased by it, or used or necessary in its operations or business, including without limitation those reflected in the NPC Financials. All such structures, facilities, equipment, machinery, vehicles and tools are in reasonably good operating condition and repair and are sufficient to enable NPC to carry on its operations.

         5.14 Trademarks. Except for the Hit-Lotto(TM), 1-800 Hit Lotto(TM), 1-888 Hit Lotto(TM), and 1-900 Hit Lotto(TM) trademarks or as disclosed in the NPC Disclosure Documents, (i) NPC does not own or use any trademark, service mark, trade name, copyright or patent, or any registration or application for registration of any of the foregoing, and (ii) to the best of NPC's knowledge and belief, it has not infringed or is infringing upon any trademark, service mark, trade name, copyright, or patent that is owned or used by any other person.

         5.15 Leaseholds and Executory Contracts. Except as disclosed pursuant to this Agreement, each and every lease or executory contract to which NPC is a party is valid and enforceable. NPC has not received any notice of default by it under the terms of any such lease or executory contract which default remains uncured, and it is not in material breach or default by them under the terms of any such lease or executory contract, except as disclosed on the NPC Disclosure Documents.

         5.16 Investments. NPC has provided, or will provide to the Company, prior to Closing, a complete and accurate description of the NPC Assets, including but not limited to a list of all investments of NPC, which accurately sets forth the nature of NPC's interest or ownership in each investment and, if

                                                         [NUOGAM\AGR:NPCPNO.STK]
applicable, the jurisdictions in which the respective investments have been incorporated, organized, and currently doing business. Except for the entities identified on the list to be provided to the Company, there is no corporation, limited partnership, limited partnership, joint venture, association, trust, or other entity or organization which NPC directly or indirectly controls or in which NPC directly or indirectly owns any equity interest or any other interest.

         5.17 Permits. Except as disclosed pursuant to this Agreement, NPC has obtained and maintained in full force and effect all franchises, permits, certificates, authorizations, licenses and other similar authority required by law or governmental regulations from all applicable federal, state or local authorities and any other regulatory authorities, which are necessary for the conduct of its business as now being conducted by it and as planned to be conducted, and it is not in default or noncompliance in any material respect under any of such franchises, permits, certificates, authorizations, licenses or other similar authority.

         5.18 Compliance with Laws, Rules, Etc. The capitalization, business and operations of NPC is and has been conducted in compliance with all applicable federal, state, and local laws, rules and regulations, and it is not in violation of any terms of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which it is subject, except to the extent any violation or noncompliance would not materially and adversely affect its business, operations, properties, assets, or financial condition, except to the extent that any violation or noncompliance would not result in the incurring of any material liability. Further, NPC not been notified by any regulatory or governmental authority that it is now in violation of any law, rule, regulation, ordinance, or order.

         5.19 Conflict of Interest Transactions. Except as disclosed in the NPC Disclosure Documents, no past or present shareholder or employee of NPC, or any affiliate, and no Associate of any past or present shareholder or employee of NPC or any affiliate, (i) is indebted to, or has any financial, business, or contractual relationship or arrangement with NPC or any affiliate, (ii) has any direct or indirect interest in any property, asset, or right which is owned or used by NPC or any affiliate, or (iii) has been directly or indirectly involved in any transaction with NPC or any affiliate.

         5.20 Corporate Records. Copies of all corporate books and records, including but not limited to stock transfer ledgers, and any other documents and records of NPC will be provided to the Company at Closing. All such records and documents are complete, true, and correct.

         5.21 Banking Records. A true, correct, and complete list of the names of each bank in which NPC has an account and the names of all persons authorized to draw thereon will be delivered to the Company as part of the NPC Disclosure Documents; NPC has no safe deposit box.

         5.22 Brokers. NPC has agreed to pay brokerage fees, finder's fees, or other fees or commissions with respect to the transactions contemplated in this

                                                         [NUOGAM\AGR:NPCPNO.STK]
and other Agreements to Dan Sweet and Jeff Waller in the form of 125,000 shares of the Company's Common Stock. To the best of NPC's knowledge, no other person or entity is entitled, or intends to claim that they are entitled, to receive any such fees or commissions in connection with such transactions. NPC and the Selling Shareholders further agree to indemnify and hold harmless the Company against liability to any other broker claiming to act on behalf of NPC.

         5.23 Approvals. Except as otherwise provided in this Agreement, to the best knowledge and belief of the Selling Shareholders, no authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by the Selling Shareholders or NPC in connection with the execution, delivery, or performance of this Agreement.

         5.24 Full Disclosure. The information concerning NPC set forth in this Agreement, in the NPC Disclosure Documents, and in the NPC Financials is, to the best of the Selling Shareholders' knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         5.25 Date of Representations and Warranties. Each of the representations and warranties of the Selling Shareholders set forth in this Agreement are joint and several, and are true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

6.       Conditions Precedent to Obligations of the Selling Shareholders

         All obligations of the Selling Shareholders under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

         6.1 Representations and Warranties. The representations and warranties by the Company set forth in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement. The Company shall deliver on the Closing Date a certificate to this effect, referred to as the Company Certificate of Representations and Warranties.

         6.2 No Breach or Default. The Company shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         6.3 Action to Pay Purchase Price. The Company shall have taken all corporate and other action necessary to issue and deliver the Notes representing the Purchase Price to the Selling Shareholders pursuant to this Agreement and the 1,000,000 Company Shares to be delivered to the Selling Shareholders at Closing, except those actions to be taken after Closing which are required by the undertaking referred to in Paragraph 6.5 below.

                                                         [NUOGAM\AGR:NPCPNO.STK]

         6.4 Company Disclosure Documents. Before Closing, the Company will have delivered to the Selling Shareholders, or caused the delivery of, the Company Disclosure Documents.

         6.5  Approval  of  Other  Instruments  and  Documents  by  the  Selling
Shareholders. All instruments and documents delivered to the Selling Shareholders pursuant to the provisions of this Agreement including the undertaking by the Company, which shall be guaranteed by Nona Morelli's II, Inc., a Delaware corporation, to perform the covenants referred to in Paragraph
9.7 below, shall be reasonably satisfactory to their legal counsel.

         6.7 Opinion of Counsel. The Company shall have delivered to the Selling Shareholders an opinion of counsel dated the Closing Date to the effect that:

                  (A) The Company is duly organized, validly existing, and in good standing under the laws of the United States, State of Delaware.

                  (B) The Company has the corporate power to conduct business and, specifically, to carry on its business as now being conducted and is duly qualified to do business in the United States, State of California.

                  (C) All corporate actions and director approvals have been properly obtained and completed by the Company, to the extent, if any, that they are necessary, for all actions required under this Agreement prior to Closing.

                  (D) This Agreement has been duly authorized, executed, and delivered by the Company and is a valid and binding obligation of the Company and, in this regard, the Company shall provide the Selling Shareholders at Closing with a certified copy of the resolution or resolutions of the Board of Directors of the Company, approving and authorizing the issuance by the Company of the Notes upon the terms and conditions herein set forth.

7.       Conditions Precedent to Obligations of the Company

         All obligations of the Company under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

         7.1 Representations and Warranties. The representations and warranties executed by the President of NPC on behalf of the Selling Shareholders set forth in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement. The Selling Shareholders shall cause to be delivered on the Closing Date the certificate to this effect, referred to in this Agreement as the Certificate of Representations and Warranties executed by the President and Chief Executive Officer of NPC.

                                                         [NUOGAM\AGR:NPCPNO.STK]

         7.2 No Breach or Default. The Selling Shareholders shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

         7.3 Action to Transfer NPC Shares. The Selling Shareholders shall have taken all action necessary to transfer the NPC Shares to the Company pursuant to this Agreement.

                  In this regard, the conveyance(s) of the NPC Shares shall contain such good and sufficient stock powers, and other good and sufficient instruments of sale, conveyance, transfer, and assignment, in form and substance reasonably satisfactory to the Company's counsel and with all requisite documentary stamps, if any, affixed, as shall be required or as may be appropriate in order effectively to vest in the Company's good, indefeasible, and marketable title to the NPC Shares free and clear of all liens, mortgages, conditional sales, and other title retention agreements, pledges, assessments, covenants, restrictions, reservations, easements, and all other encumbrances of every nature.

                  In addition to the conveyance and delivery of the NPC Shares, the Selling Shareholders shall have taken all action necessary to deliver all of NPC's corporate books and records, including but not limited to its files, documents, papers, agreements, formulas, books of account, and records pertaining to its business, and evidence of compliance with the California Corporations Code with respect to its securities, if required and requested by the Company's counsel.

         7.4 NPC Financials. Before Closing, the Selling Shareholders will have delivered the NPC Financials and all NPC Disclosure Documents to the Company. The NPC Disclosure Documents shall specifically include income statements related to the operations of NPC's business interests up to and including December 31, 1995 and as updated through the quarters ending March 31, 1996, June 30, 1996 and September 30, 1996.

         7.5 Approval of Other Instruments and Documents by the Company. All instruments and documents delivered to the Company pursuant to the provisions of this Agreement shall be reasonably satisfactory to the Company and its legal counsel.

         7.6 Opinions, Affidavits and Declarations by the Selling Shareholders. The Selling Shareholders shall have delivered to the Company evidence reasonably satisfactory to the Company, and their counsel and auditors, dated as at the Closing Date, that:

                  (A) NPC is duly organized, validly existing, and in good standing under the laws of California and that the NPC Shares are free and clear of any and all liens, encumbrances or contingent liabilities except as disclosed pursuant to this Agreement.

                                                         [NUOGAM\AGR:NPCPNO.STK]

                  (B) NPC has the corporate power to carry on its business as now being conducted and is duly qualified to do business in California and in any other jurisdiction where required or where the non-qualification to do business would have a material adverse affect on the value of its business.

                  (C) All action and approvals required in connection to the transfer of the NPC Shares to the Company have been properly taken, completed or obtained by the Selling Shareholders, to the extent, if any, that they are necessary.

                  (D) This Agreement has been duly authorized, executed, and delivered by the Selling Shareholders and is a valid and binding obligation of the Selling Shareholders.

8.       Covenants and Agreements of the Selling Shareholders

         Up to and including the Closing Date, the Selling Shareholders covenant that:

         8.1 Access and Information. After the execution of this Agreement, the Selling Shareholders will cause NPC to permit the Company to have reasonable access to all information necessary to verify the representations and warranties made herein. After the Closing, the Selling Shareholders will cause NPC to continue to permit the Company access to such additional documentation and information as is reasonably necessary to completion of the transactions contemplated under this Agreement.

         8.2 Conduct of Business as Usual. Up until the Closing Date, the Selling Shareholders shall insure that NPC's operations shall be conducted only in the usual and ordinary course, and that no change will be made to such operations which might adversely affect the value of the NPC Shares to be transferred to the Company.

         8.3 Best Efforts. The Selling Shareholders shall use their best efforts to fulfill all conditions of the Closing including the timely solicitation of affirmative consent of all third parties necessary to effect a Closing under this Agreement.

         8.4 Assent to Sale of NPC Shares. In the event the sale of NPC Shares is consummated, then each of the Selling Shareholders agrees to such sale and waives, surrenders, and agrees not to exercise any rights which such Selling Shareholders might have to purchase any NPC Shares or have NPC redeem any NPC Shares.

9.       Covenants and Agreements of the Company

         Up to and including the Closing Date, except that Paragraph 9.7 shall be applicable to the period after Closing in accordance with its terms, the Company covenants that:

         9.1 Change in the Company Directors. The Company's Board of Directors currently consists of five (5) seats four of which are vacant. At Closing, the

                                                         [NUOGAM\AGR:NPCPNO.STK]

Company agrees that three (3) of the four (4) vacant seats on the Company's Board may be filled by three (3) new directors to be chosen by the Selling Shareholders. Neither NuOasis management nor its Board shall recommend the election of any new outside director or other candidate to fill a subsequently created seat on the Board unless such candidate has been approved by the NPC representatives or the Board or the Selling Shareholders as a group, such consent not to be unreasonably withheld or delayed.

         9.2 Maintenance of Capital Structure. Up until the Closing Date, or termination hereof, whichever is the earlier, except as disclosed herein or required under the terms of this Agreement, no change shall be made in the Articles of Incorporation or Bylaws of the Company, or the authorized capital stock of the Company.

         9.3 Avoidance of Distributions. Up until the Closing Date, the Company shall not declare any dividends, make any payments or distributions to its stockholders or purchase for cash or redeem any of its shares of capital stock.

         9.4 Conduct of Business as Usual. Up until the Closing Date, the Company Shareholders shall conduct its operations only in the usual and ordinary course, and that no change will be made to such operations which might adversely affect the value of the Company.

         9.5 Access and Information. After the execution of this Agreement, the Company will permit the Selling Shareholders to have reasonable access to all information necessary to verify the representations and warranties of the Company. After the Closing, the Company will continue to permit the Selling Shareholders access to such additional documentation and information regarding the Company as is reasonably necessary to completion of the transactions contemplated under this Agreement.

         9.6 Best Efforts. The Company shall use its best efforts to fulfill or obtain the fulfillment of all conditions of the Closing, including the timely solicitation of affirmative consent of all third parties necessary to effect a Closing under this Agreement.

         9.7 Post Closing Undertaking. The Company shall, at its own cost and expense, which cost and expense shall not be reflected in the computation of the number of shares of the Company's Common Stock to be delivered to the Selling Shareholders in accordance with the Notes, to obtain all approvals of the Securities and Exchange Commission required by law so that the Company may hold a Shareholders Meeting to amend its Articles of Incorporation to authorize the Company to issue up to 333,000,000 shares of its Common Stock and enter into agreements, in form and substance acceptable to the Selling Shareholders and their counsel, so that the Company's obligation to pay for any liabilities in excess of $20,000 after Closing shall be limited to those obligations specifically approved by NPC's management and listed on the attached Exhibit G and such other acts as may reasonably be necessary to, as quickly as possible after Closing, assure (i) that the Company's financial condition is such that it has no liabilities attributable to operations prior to the Closing or the fulfillment of conditions to the transaction envisioned by this Agreement (even

                                                         [NUOGAM\AGR:NPCPNO.STK]
if such  conditions  are  filled  after  Closing)  in excess of twenty  thousand dollars ($20,000) and (ii) that the Company is in compliance with the requirements of all applicable laws, including those arising under the Securities Act of 1933 and the Securities and Exchange Act of 1934.

10.      Termination

         10.1 Termination Without Cause This Agreement may be terminated at any time prior to the Closing Date without cost or penalty to either party:

                  (A)  Mutual  Consent.   By  mutual  consent  of  the  Selling
Shareholders and the Company.

                  (B) Actions or Proceedings. By the Selling Shareholders or the Company, (unless the action or proceeding referred to is caused by a breach or default on the part of the Selling Shareholders or the Company of any of their representations, warranties, or obligations under this Agreement), if there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of the Selling Shareholders or the Company, made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement.

                  (C) Less than 80% of NPC Shares Participate. By the Company, if less than 80% of the outstanding shares of NPC are tendered to the Company at the Closing.

         10.2     Termination with Cause

         This Agreement may be terminated, with the terminating party to be reimbursed by the other party of all expenses and costs related to this Agreement, if:

                  (A) Breach or Noncompliance by the Selling Shareholders. The Selling Shareholders shall fail to comply in any material aspect with any of their representations, warranties, or obligations under this Agreement, or if any of the representations or warranties made by the Selling Shareholders, or any one of them, under this Agreement shall be inaccurate in any material respect and is not cured within ten (10) business days of notice of such breach.

                  (B) Breach or Noncompliance by the Company. The Company shall fail to comply in any material aspect with any of its representations, warranties, or obligations under this Agreement, or if any of the representations or warranties made by the Company under this Agreement shall be inaccurate in any material respect and is not cured within ten (10) business days of notice of such breach.

                                                         [NUOGAM\AGR:NPCPNO.STK]

11.      Securities Registration; Disclosure

         11.1 Private Transaction. The Selling Shareholders understand that the Notes issued pursuant to this Agreement, have not been nor will they be registered under the Securities Act of 1933 as amended ("'33 Act"), but are issued pursuant to exemptions from registration including but not limited to Regulation D and Section 4(2) of the '33 Act, and the Company's reliance on such exemptions in issuing the Notes is predicated in part on the representations of the Selling Shareholders set forth herein and in the Investment Letter attached hereto as Exhibit "E" (the "Investment Letter"), to be executed by each of the Selling Shareholders and delivered to the Company at Closing.

         11.2 Access to Information. Each of the Selling Shareholders represents that, by virtue of their respective economic bargaining power or otherwise, he/she has had access to or have been furnished with, prior to or concurrently with Closing, the same kind of information that would be available in a registration statement under the '33 Act should registration of the Notes issued pursuant to this Agreement have been necessary, and that they have had the opportunity to ask questions of and receive answers from the Company's officers and directors, or any party acting on their behalf, concerning the business of the Company and that they have had the opportunity to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable expense or effort, necessary to verify the accuracy of information obtained or furnished by the Company.

12.      Indemnification

         As provided herein, the Selling Shareholders and the Company shall each indemnify and hold harmless the other for one (1) year following the date of Closing under this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses resulting from any misrepresentations, breach of covenant or warranty, or from any misrepresentation contained in any certificate furnished hereunder. In this regard, the Selling Shareholders agree that the Company is held harmless from and indemnified against any loss, damage, or expense resulting from the falsity or breach of any of the representations, warranties, or agreements of the Selling Shareholders contained herein under which the Notes hereunder are transferred to the Selling Shareholders. The Company's right of indemnification shall be limited exclusively to the right of offset of any loss, damages and expenses incurred against sums due Selling Shareholders under the Notes.

13.      Covenant Not to Compete

         13.1 Each Selling Shareholder agrees that for a period of five (5) years from and after the date of the Closing, he will not, unless acting with the Company's prior written consent, directly or indirectly, own, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected as an officer, employee, partner, or otherwise with, any business engaged in the business of organizing or managing a pooled betting scheme or lottery debit cards and related activities within the United

                                                         [NUOGAM\AGR:NPCPNO.STK]

States, except any Selling Shareholder may own not more than five percent (5%) of the common stock of any company whose stock is traded in any stock exchange or over-the-counter. The Selling Shareholders agree that the remedy at law for any breach of the foregoing will be inadequate and that the Company and NPC shall be entitled, inter alia, to temporary and permanent injunctive relief without the necessity of proving actual damage to the Company or NPC.

         13.2 In consideration of the Selling Shareholders' agreement not to compete set forth in subparagraph 13.1 above, but regardless of whether or not such agreement is legally enforceable (and regardless of whether or not any stockholder remains in life or remains as custodian), the Company has agreed to grant the Selling Shareholders the option to convert any and all principal and interest accruing under the Notes into New Company Shares as set forth herein and in the Notes.

14.      Right of Set-Off

         In the event that the Selling Shareholders incur any liability under this Agreement to the Company over and above the limitations herein provided, the Company shall allocate such liability among such Selling Shareholders pro rata in accordance with their respective stock, and shall then have the right to set off such proportionate liability against the principal amount due to such Selling Shareholder(s) under the Notes. The rights of the Company to indemnification shall be limited exclusively to this right of set-off, but shall not in any event exceed the amount of $1,200,000 plus any accrued interest.

15.      Right to Transfer or Liquidate NPC and Substitute Collateral

         The Selling Shareholders specifically agree that the Company shall be entitled at any time after the Closing to transfer any and all of the NPC Shares to any person, firm, or entity, including, but not limited to a corporation controlled by or affiliated with the Company, provided that no such transfer shall in any way relieve the Company of its obligations under this Agreement or under the terms of the Notes. In the event of any such transfer, the transferee shall be authorized to liquidate and dissolve NPC. In such event New Company Shares having a fair market value equal to any portion of the $1,200,000 principal sum of the Notes then unpaid plus fifty percent (50%) of the value of the NPC Assets, if any, liquidated by the transferee shall be substituted as collateral for the NPC Assets liquidated as to which a security interest is granted to the Selling Shareholders under the terms of the Notes, a copy of which is attached as Exhibit "A". In the event of any such transfer and dissolution, the parties specifically agree to execute or cause to be executed as reasonably requested by any other party from time to time such instruments and documents as may be necessary in order to carry out and effectuate the purposes of this Agreement and particularly of this paragraph 15.

                                                         [NUOGAM\AGR:NPCPNO.STK]

16.      Confidential Information

         Notwithstanding any termination of this Agreement, the Company, NPC and the Selling Shareholders, and their representatives, agree to hold in confidence any information not generally available to the public received by them from the Company, NPC or the Selling Shareholders pursuant to the terms of this Agreement. If this Agreement is terminated for any reason, the Company, NPC and the Selling Shareholders and their representatives will continue to hold such information as to NPC in confidence and will, to the extent requested by the Selling Shareholders, promptly return to them all written material and all copies or abstracts thereof furnished to the Company, NPC and the Selling Shareholders pursuant hereto. Notwithstanding any termination of this Agreement, the Selling Shareholders and their representatives agree to hold in confidence any information not generally available to the public received by them from the Company pursuant to the terms of this Agreement. If this Agreement is terminated for any reason, the Selling Shareholders and their representatives will continue to hold such information in confidence and will, to the extent requested by the Company, promptly return to the Company all written material and all copies or abstracts thereof given to them or their representatives pursuant thereto.

17.      Conditions Subsequent to Closing

         In the event the Company cannot deliver to the NPC Shareholders 1,000,000 shares of its Common Stock at Closing, the parties to this Agreement shall proceed with the Closing in which event the Company shall, as soon as legally permitted, cause to be delivered to the NPC Shareholders a total of 1,000,000 shares of the Company's Common Stock subject to adjustment set forth in paragraph 2.3.

18.      Miscellaneous Provisions

         18.1 Survival of Representations and Warranties. All representations, warranties, and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for three (3) years from the Closing Date. The Selling Shareholders and the Company are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for including any investigation upon which they might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         18.2 Approval of the Selling Shareholders. The Company and the Selling Shareholders understand that this Agreement requires approval and participation by a majority of the Selling Shareholders holding at least 80% of the NPC Shares, and thus that all rights and obligations hereunder are subject to securing such approval. Each Selling Shareholder, by its execution hereof, hereby gives its consent to the transaction contemplated by this Agreement. In the event that the requisite number of Selling Shareholders shall fail to

                                                         [NUOGAM\AGR:NPCPNO.STK]
approve this Agreement, then notwithstanding anything contained herein to the contrary, this Agreement shall be terminated without liability to either the Selling Shareholders or the Company.

         18.3 Costs and Expenses. Subject to paragraph 10 herein, all costs and expenses in the proposed sale and transfer described in this Agreement shall be borne by the Selling Shareholders and the Company in the following manner:

                  (A) Attorneys Fees and Costs. Each party has been represented by its own attorney(s) in this transaction, shall pay the fees of its own attorney(s), except as may be expressly set forth herein to the contrary.

                  (B) Costs of Closing. Each party shall bear its reasonable share of all other Closing costs and expenses arising from this Agreement.

         18.4 Further Assurances. At any time and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         18.5 Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

         18.6 Notices. All notices and other communications hereunder shall either be in writing and shall be deemed to have been given if delivered in person, sent by overnight delivery service or sent by facsimile transmission, to the parties hereto, or their designees, as follows:

          To the Selling Shareholders:       As their names and addresses appear
                                             on the signature page hereto


          To the Company:                    NuOasis Gaming Inc.
                                             2 Park Plaza, Suite 470
                                             Irvine, California  92714
                                             Telephone:        (714) 833-5382
                                             Facsimile:        (714) 833-7854

         18.7  Headings.   The  paragraph  and  subparagraph  headings  in  this
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                                                         [NUOGAM\AGR:NPCPNO.STK]

         18.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         18.9 Governing Law. This Agreement shall be governed by the laws of the United States, State of California.

         18.10 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

         18.11 Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

         18.12 Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         18.13 Amendment. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

         18.14 Facsimile Counterparts. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         18.15 Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

                                                         [NUOGAM\AGR:NPCPNO.STK]

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                        "Company"
                                        NuOasis Gaming Inc.
                                        a Delaware corporation



                                        By:  /s/  Fred G.  Luke
                                             ----------------------------------
                                        Name:     Fred G. Luke
                                        Title:    Director

                                        "Selling Shareholders"

                                        /s/  see Exhibit F for signatories

                                                         [NUOGAM\AGR:NPCPNO.STK]

                                   EXHIBIT "A"

                                     to the
                            Stock Purchase Agreement
                            Dated December 19th, 1996

                                      NOTES

                       CONVERTIBLE SECURED PROMISSORY NOTE

U.S. $_______________                  December 19th, 1996   Irvine, California


         FOR VALUE RECEIVED, NuOasis Gaming Inc., a corporation organized under the laws of the United States, State of Delaware, with its principal place of business in California ("Maker"), hereby promises to pay to , a former shareholder of National Pools Corporation, a California corporation ("Payee"or "Holder") the principal sum of ______________________ $( ) with principal and accrued interest at the rate of eight percent (8%) per annum due and payable on May 31, 1999 (the "Due Date"). This Convertible Secured Promissory Note (the "Note") is issued by Maker pursuant to the Stock Purchase Agreement of even date (the "Purchase Agreement").

         To secure the payment of this Note, Maker hereby grants to the Holder pursuant to a Security Agreement dated of even date between Maker and Holder a security interest in the personal property set forth in Exhibit "A" hereto (the "Collateral"). Upon default, the Holder may resort to any remedy against the Collateral available to a secured party under the Uniform Commercial Code; provided, however, that notwithstanding anything contained herein to the contrary this Note is non-recourse and Holder's sole remedy shall be against the Collateral.

         All documents and instruments now or hereafter evidencing and/or securing the indebtedness evidenced hereby or any part thereof, including but not limited to this Note and the Security Agreement of even date, are sometimes collectively referred to herein as the "Security Documents."

         All agreements in this Note and all other Security Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, for any circumstance whatsoever, fulfillment of any provision of this Note or any other Security Document at the time performance of such

                                                         [NUOGAM\AGR:NPCPNO.STK]
provision shall be due shall involve exceeding any usury limit prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Payee shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Maker.

         Maker shall pay to Payee all reasonable costs, expenses, charges, disbursements and attorneys' fees incurred by Payee following an Event of Default in collecting, enforcing or protecting this Note or any other Security Document, whether incurred in or out of court, including appeals and bankruptcy proceedings.

         If Maker utilizes the Collateral in any way to secure financing, Maker agrees to pay the net proceeds of such financing to Payee to the extent of the principal balance of the Note, and all accrued and unpaid interest, before distributing any of such financing proceeds for other purposes.

Conversion Features of the Note

         This Note is convertible, in whole or in part, into shares of the Maker's common stock as hereinafter provided.

         NPC's  financial  position shall be audited every year for the next ten
(10) years for the twelve months ending December 31, beginning with the year ending December 31, 1997. The audit shall be performed by an internationally recognized independent public accounting firm. Said audit shall be completed as soon as possible under the circumstances. Following completion of the audit the conversion features of this Note shall be activated.

         For the year ending December 31, 1997. At any time during the 15 days following the release of audited year end financial statements by NPC, Maker shall notify each Noteholder of the option to convert all or part of the principal amount of the Note into shares of Maker's (restricted) Common Stock based upon the following formula. "For every $250,000 of net operating income reported by NPC under generally accepted accounting principles after Closing, $7,500 in principal amount of the Notes may be converted into 1,511,875 shares of Maker's (restricted) Common Stock (the "Conversion Formula"). All Noteholders as a group shall have the option but not the obligation, to convert all or part of their Notes in accordance with the Conversion Formula. Within 20 days after receiving notice, any Noteholder desiring to convert all or part of the principal amount of his or her Note, shall deliver to the secretary of Maker a written election to convert to shares of Maker's (restricted) Common Stock based upon the Conversion Formula. If the total amount specified in the elections by Noteholders exceeds the amount available under the Conversion Formula, then each Noteholder shall have priority, up to the dollar amount of principal specified

                                                         [NUOGAM\AGR:NPCPNO.STK]
in his or her notice of election, to convert into shares of Maker's (restricted) Common Stock, in the same proportion that the amount of principal, that he or she holds, bears to the total amount of principal eligible for conversion under the Conversion Formula. Any eligible principal not converted on such a priority basis shall be allocated in one or more successive allocations to those Noteholders electing to convert more than the principal amount to which they have a priority right, up to the amount of principal specified in their respective notices, in the proportion that the amount of principal held by each of them bears to the outstanding principal held by all of them. Further, if Maker has adequate cash reserves, (i.e., more than $1,500,000 in cash) a Noteholder can request payment in full instead of exercising the option to convert or waiting for the Note to mature on May 31, 1999.

         For the year ending December 31, 1998. At any time during the 15 days following the release of audited year end financial statements by NPC, Maker shall notify each Noteholder of the option to convert all or part of the principal amount of the Note into shares of Maker's (restricted) Common Stock based upon the following formula. "For every $250,000 of net operating income reported by NPC under generally accepted accounting principles after Closing, $7,500 in principal amount of the Notes may be converted into 1,511,875 shares of Maker's (restricted) Common Stock." (the "Conversion Formula"). All Noteholders as a group shall have the option but not the obligation, to convert all or part of their Notes in accordance with the Conversion Formula. Within 20 days after receiving notice, any Noteholder desiring to convert all or part of the principal amount of his or her Note, shall deliver to the Secretary of Maker a written election to convert to shares of Maker's (restricted) Common Stock based upon the Conversion Formula. If the total amount specified in the elections by Noteholders exceeds the amount available under the Conversion Formula, then each Noteholder shall have priority, up to the dollar amount of principal specified in his or her notice of election, to convert to shares of Maker's (restricted) Common Stock, in the same proportion that the amount of principal, that he or she holds, bears to the total amount of principal eligible for conversion under the Conversion Formula. Any eligible principal not converted on such a priority basis shall be allocated in one or more successive allocations to those Noteholders electing to convert more than the principal amount to which they have a priority right, up to the amount of principal specified in their respective notices, in the proportion that the amount of principal held by each of them bears to the outstanding principal held by all of them.

         For the years ending December 31, 1999 through 2002. Any principal on the Note outstanding as of May 31,1999, at the election of the Noteholder shall be paid in full by Maker or be placed into an earn out pool. The earn out pool shall be created upon the surrender of the Note to the Company and in lieu of payment. The earn out pool shall exist until the completion of the annual audit of NPC for the year ending December 31, 2002 or full conversion of all Note principal in accordance with the Conversion Formula, i.e. for every $250,000 of net operating income reported by NPC under generally accepted accounting principles after Closing, $7,500 in principal amount of the Notes may be converted into 1,511,875 shares of Maker's (restricted) Common Stock. Each Noteholder shall participate in conversion based upon the proportion that the amount of principal held by each of them in the earn out pool bears to the outstanding principal held by all of them in the earn out pool.

                                                         [NUOGAM\AGR:NPCPNO.STK]

         Each of the following events or occurrences shall constitute an "Event of Default" hereunder: (a) if default is made in the payment of any installment hereunder, or of any monetary amount payable hereunder, under the terms of any Security Document, or under the terms of any other obligation of Maker to Payee hereunder, within thirty (30) days following the date the same is due; (b) if default is made in the performance of any other promise or obligation described herein, in any Security Document, or in any other document evidencing or securing any indebtedness of Maker to Payee following thirty (30) days prior notice to Maker of such default and the failure of Maker to cure such default within said thirty (30) day period; (c) if Maker shall execute an assignment of any of its property for the benefit of creditors, fail to meet any obligations herein described, be unable to meet its debts as they mature, suspend its active business or be declared insolvent by any court, suffer any judgment or decree to be rendered against it in an amount greater than US$10,000, suffer a receiver to be appointed for any of its property, voluntarily seek relief or have involuntary proceedings brought against it under any provision now in force or hereinafter enacted of any law relating to bankruptcy, or forfeit its charter, dissolve, or terminate its existence; (d) if any writ of attachment, garnishment or execution shall be issued against Maker; (e) if any tax lien be assessed or filed against Maker; (f) if any warranty, representation or statement made or furnished to Payee by or on behalf of Maker, including but not limited to any information provided to Payee in conjunction with the Purchase Agreement.

         Upon the occurrence of any Event of Default, which is not cured within thirty (30) days after notice of such default is given by Payee or at any time thereafter when any Event of Default may continue, Payee may, at its option and in its sole discretion, declare the entire balance of this Note to be immediately due and payable, and upon such declaration all sums outstanding and unpaid under this Note shall become and be in default, matured and immediately due and payable, without presentment, demand, protest or notice of any kind to Maker or any other person, all of which are hereby expressly waived, anything in this Note or any other Security Document to the contrary notwithstanding.

         Payee and Maker hereby agree to trial by court and irrevocably agree to waive jury trial in any action or proceeding (including but not limited to any counterclaim) arising out of or in any way related to or connected with this Note or any other Security Document, the relationship created thereby, or the origination, administration or enforcement of the indebtedness evidenced and/or secured by this Note or any other Security Document.

         This Note has been delivered to Payee and accepted by Payee in the State of California, and shall be governed and construed generally according to the laws of said State except to the extent that creation, validity, perfection or enforcement of any liens or security interests securing this Note are governed by the laws of another jurisdiction. Venue of any action brought pursuant to this Note or any other Security Document, or relating to the indebtedness evidenced hereby or the relationships created by or under the Security Documents shall, at the election of the party bringing the action, be brought in California state or United States federal court of appropriate jurisdiction located in the City and County of San Francisco, State of California. Maker and Payee each waives any objection to the jurisdiction of or

                                                         [NUOGAM\AGR:NPCPNO.STK]
venue in any such court and to the service of process issued by such court and agrees that each may be served by any method of process described in the State of California or United States Federal Rules of Civil Procedure. Maker and Payee each waives the right to claim that any such court is an inconvenient forum or any similar defense.

         If, in any jurisdiction, any provision of this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such holding shall not affect any other provisions of this Note, and this Note shall be construed, to the extent of such invalidity, illegality or unenforceability (and only to such extent) as if any such provision had never been contained herein. Any such holding of invalidity, illegality or unenforceability in one jurisdiction shall not prevent valid enforcement of any affected provision if allowed under the laws of another relevant jurisdiction.

         No waiver by the holder of any payment or other right under this Note shall operate as a waiver of any other payment or right.

         In the event Maker incurs any liability as a result of the breach of any representations (or omission to state any material facts) made (or omitted) by Payee or National Pools Corporation pursuant to the Purchase Agreement, Maker's exclusive remedy shall be to offset against all sums due hereunder such amounts it may deem necessary to fully indemnify it from any such liabilities.

         As used in this Note, the term "person" shall include, but is not limited to, natural persons, corporations, partnerships, trusts, joint ventures and other legal entities, and all combinations of the foregoing natural persons or entities, and the term "obligation" shall include any requirement to pay any indebtedness and/or perform any promise, term, provision, covenant or agreement included or provided for in this Note or any other Security Document.

         This Note and any and all certificates issued in replacement thereof or in exchange therefor, will bear a restrictive transfer legend in the following form:

                  "The obligations represented by this certificate and right to acquire shares of the Company's common stock contained herein, have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. Neither this debt instrument nor the shares for which this obligation may be exchanged may be offered for sale, sold or otherwise transferred except pursuant to an effective Registration Statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

                                                         [NUOGAM\AGR:NPCPNO.STK]

         Executed by the undersigned the year and day first above written.

                                        NUOASIS GAMING INC.



                                        By:
                                        Name:
                                        Title:

                                                         [NUOGAM\AGR:NPCPNO.STK]

                                   EXHIBIT "A"

                                     to the
                       Convertible Secured Promissory Note
                             dated December 19, 1996



                                 THE COLLATERAL



The assets of National Pools Inc. described as follows:

         Office Equipment

         Software Order Processing System

         The trade names of Hit-LottoTM
         1-800 Hit LottoTM, and 1-900 Hit LottoTM

         [NPC to provide detailed Asset descriptions]

                                                         [NUOGAM\AGR:NPCPNO.STK]

                               SECURITY AGREEMENT



         THIS SECURITY AGREEMENT ("Agreement") is executed as of this 19th day of December, 1996, by NUOASIS GAMING INC. (hereinafter referred to as the "Debtor"), with a place of business located at 2 Park Plaza, Suite 470, Irvine, California 92714, in favor of
               , its successors and assigns (hereinafter referred to as the "Secured Party").

         WHEREAS, the following recitals of fact are a material part of this Agreement; and,

         WHEREAS, Secured Party is granting credit to Debtor pursuant to a Convertible Secured Promissory Note dated of even date which is required to be secured by the assets described in Exhibit "A" to the Convertible Secured Promissory Note (all of which documents and instruments evidencing and/or securing indebtedness of Debtor to Secured Party are collectively referred to herein, along with this Agreement, as the "Security Documents"). Secured Party is unwilling to grant credit to Debtor unless Debtor grants to Secured Party the security interest granted herein according to the terms and conditions hereof.

1.       Grant and Scope of Security Interest.

         In consideration of the granting of credit to Debtor by Secured Party, Debtor hereby grants to Secured Party a security interest (hereinafter referred to as the "Security Interest") in the property described on Exhibit "A" attached hereto and made a part hereof, whether now owned or hereafter acquired, including all proceeds and products thereof and additions and accessions thereto (hereinafter referred to as the "Collateral"). This Agreement and the rights hereby granted shall secure the following (hereinafter collectively referred to as the "Obligations"):

         A. Principal and Interest. The principal amount of Borrower's indebtedness to Lender with interest thereon as specified in the Security Documents and any other sums due under any Loan Document, and any renewals, extensions or modifications thereof; and

         B. Expenses. The expense of all legal proceedings, including attorneys' fees, brought by the Secured Party to enforce any Loan Document executed by Debtor or this Agreement and all other costs and expenses paid or incurred by the Secured Party in respect of or in connection with the Collateral; and

         C. Performance. The observance and performance by the Debtor of all of the terms, provisions, covenants and obligations on its part to be observed or performed under any Loan Document, this Agreement; and

                                                         [NUOGAM\AGR:NPCPNO.STK]

                                                       AAA-1

         D. Other. Any and all indebtedness, obligations and liabilities of any kind and nature of the Debtor to Secured Party, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

2.       Perfection of Security Interest.

         The Debtor shall use its best efforts and cooperate in the perfection of security interest in the Collateral granted by this Security Agreement, as follows:

         A. NPC Shares. As to the portion of the Collateral consisting of the issued and outstanding shares of capital stock of National Pools Corporation, the Debtor shall, within ten (10) business days after the closing of the transaction envisioned by that certain Stock Purchase Agreement of even date herewith (to which a form of this Security Agreement is attached as an exhibit), deliver all stock certificates standing in its name and evidencing shares of capital stock of National Pools Corporation in its possession, duly endorsed for transfer to Richard H. Skjerven, Esq., Skjerven, Morrill, MacPherson, Franklin & Friel, 25 Metro Drive, Suite 700, San Jose, California 95110, as pledgeholder, to Mr. Skjerven. Mr. Skjerven shall hold such certificates pending Debtor's satisfaction of all duties and obligations secured by the Collateral. Upon notice from Debtor that it has performed all such duties and obligations, Mr. Skjerven shall deliver any certificates evidencing shares of capital stock of National Pools Corporation to Debtor. Upon notice by the Secured Party that Debtor has defaulted in one or more of its obligations secured by the Collateral, Mr. Skjerven shall notify debtor of such notice and shall, within ten (10) business days thereafter, (i) either deliver the certificate(s) evidencing the shares of capital stock of National Pools Corporation to the Secured Party or a person designated by him or her for the purpose of selling such shares in accordance with the Uniform Commercial Code or (ii) shall deposit the same in a court of competent jurisdiction for the purpose of having such court determine the proper ownership of such shares. For so long as Debtor is not in default under its duties and obligations secured by the Collateral, it shall have the right to vote and otherwise act as owner of any shares (except for the right to sell, transfer or assign such shares which may be effected, if at all, only in compliance with the terms and conditions of Section 15 of the Stock Purchase Agreement referred to above) of capital stock of National Pools Corporation serving as a portion of the Collateral.

         B. Personal Property. As to any other of the Collateral, debtor shall execute financing statements and/or collateral assignments, in form and substance reasonably satisfactory to Secured Party and Secured Party's counsel, perfecting Secured Party's security interest in such portion of the Collateral and shall give all reasonable assistance in the filing and the recordation of such financing statements and/or Collateral assignments.

3.       Debtor's Warranties, Covenants and Agreements.

         Debtor hereby warrants, covenants and agrees that:

                                                         [NUOGAM\AGR:NPCPNO.STK]

                                                       AAA-2

         A. Purpose. The Collateral covered by this Agreement is used or purchased for use primarily for business purposes. Although proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Secured Party consents to any sale of the Collateral, except in ordinary course of business.

         B. Transfer of Collateral Prohibited. Debtor will not, without obtaining the prior written consent of Secured Party, transfer or permit any transfer of the Collateral or any part thereof to be made, or any interest therein to be created by way of a sale (except as permitted by Section 15 of the Stock Purchase Agreement referred to in Paragraph 2.A. above), or by way of a grant of a security interest, or by way of levy or other judicial process.

         C. Access and Inspection. Debtor will, at all reasonable times, allow Secured Party or its representatives free and complete access to all of the Debtor's records for such inspection and examination as Secured Party deems necessary. Debtor shall also upon request of Secured Party from time to time submit up-to-date schedules of the items comprising the Collateral in such detail as Secured Party shall require.

         D. Third Party Claims. Debtor at its cost and expense will protect and defend this Agreement, all of the rights of Secured Party hereunder and the Collateral against the claims and demands of all other parties. Debtor will promptly notify Secured Party of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that might in any way affect or impair any of the terms of the Agreement.

         E. Insurance. Debtor at its expense will obtain and maintain in force insurance policies including fire and flood insurance, covering losses or damage to the Collateral. The insurance policies to be obtained by Debtor shall be in form and amounts acceptable to Secured Party. Secured Party is hereby irrevocably appointed Debtor's attorney in fact to endorse any check or draft that may be payable to the Debtor, alone or jointly with other payees, so that the Secured Party may collect the proceeds payable for any loss under such insurance. The proceeds of such insurance, less any costs and expenses incurred or paid by the Secured Party in the collection thereof, shall be applied in Secured Party's sole discretion either toward the costs of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

         F. Notices. Debtor will give Secured Party immediate written notice of any change in location of Debtor's place of business.

4.       Events of Default.

         The occurrence of any of the following events shall constitute and is hereby defined to be an "Event of Default":

                                                         [NUOGAM\AGR:NPCPNO.STK]

                                                       AAA-3

         A. Breach of Security Agreement Any failure or neglect to observe or perform any of the terms, provisions, promises, agreements or covenants of this Agreement and the continuance of such failure or neglect after notice thereof to the Debtor; or

         B. Failure to Pay. Any failure of the Debtor to pay any installment of principal and/or interest, or any other sum due under any Loan Document within ten (10) days following the date such installment became due and payable; or

         C. False Statements. Any warranty, representation or statement contained in this Agreement or otherwise made or furnished to the Secured Party by or on behalf of the Debtor shall be or shall prove to have been false when made or furnished; or

         D. Destruction or Demise of Collateral. Any loss, theft, substantial damage, destruction of, or the attachment of an encumbrance to any of the Collateral, or the voluntary or involuntary transfer of any of the Collateral (and said Collateral is not immediately replaced, restored or returned) or the transfer of possession thereof to anyone, or the sale, creation of a security interest, lien, attachment, levy, garnishment, distraint, or other process of, in or upon any of the Collateral, and if such attachment or other similar process is not bonded or released within thirty (30) days after levy.

         E. Breach of Conversion Rights. If the Debtor shall fail to honor the Secured Party's conversion rights under the Note following thirty (30) days prior notice to Debtor and following Secured Party's compliance with all the procedures of Debtor for conversion and the failure of Debtor to either tender the shares issuable upon conversion or to notify Secured Party of additional third party requirements (i.e. transfer agent) within said thirty (30) day period.

5.       Secured Party's Remedies.

         Upon the occurrence of any Event of Default hereunder, Secured Party shall have the following rights and remedies:

         A. Acceleration and Possession. Secured Party may, at its option, declare all or any part of the Obligations immediately due and payable and Debtor shall on demand by Secured Party deliver the Collateral to the Secured Party. Secured Party may, without further notice or demand and without legal process, take possession of the Collateral wherever found and, for this purpose, may enter upon any property occupied by or in the control of Debtor.

         B. All Remedies Available. Secured Party may pursue any legal remedy available to collect all sums secured hereby and to enforce its title in and right to possession of the Collateral, and to enforce any and all other rights or remedies available to it, and no such action shall operate as a waiver of any other right or remedy of the Secured Party under the terms hereof or under applicable law.

                                                         [NUOGAM\AGR:NPCPNO.STK]

                                                       AAA-4

         C. Waiver of Defenses. Debtor waives any requirements of presentment, protest, notices of protest, notices of dishonor, and all other formalities. Debtor waives all rights and/or privileges it might otherwise have to require Secured Party to proceed against or exhaust the Collateral encumbered hereby or by any Loan Document or to proceed against any guarantor of the Obligations or to pursue any other remedy available to Secured Party in any particular manner or order under the legal or equitable doctrine or principle of marshalling and/or suretyship and further agrees that Secured Party may proceed against any or all of the Collateral encumbered hereby or by any other Loan Document in the event of default in such order and manner as Secured Party in its sole discretion may determine. Any Debtor that has signed this Agreement as a surety or accommodation party, or that has subjected its property to this Agreement to secure the indebtedness of another hereby expressly waives the benefits of the provisions of any laws which could delay, defeat or render more costly the Secured Party's realization upon the Collateral, waives any defense arising by reason of any disability or other defense of Debtor or by reason of the cessation from any cause whatsoever of the liability of Debtor, and waives the benefit of any statutes of limitation affecting the enforcement hereof.

         D. Sale of Collateral. Secured Party may sell all or any part of the Collateral at public or private sale either with or without having such Collateral at the place of sale, and with notice to Debtor as provided herein. The proceeds of such sale, after deducting therefrom all expenses of Secured Party in taking, storing, repairing and selling the Collateral (including attorneys' fees and court costs) shall be applied to the payment of any part or all of the Obligations and any other indebtedness or liability of Debtor to Secured Party, and any surplus thereafter remaining shall be paid to any person that may be legally entitled thereto. In the event of a deficiency between such net proceeds from the sale of Collateral and the total amount of Obligations owing by Debtor, Debtor will promptly upon demand pay the amount of such deficiency to Secured Party.

         E. Secured Party as Purchaser. At any sale, public or private, of the Collateral or any part thereof, made in the enforcement of the rights and remedies of Secured Party, Secured Party may purchase any part or parts of the Collateral or all thereof offered at such sale.

         F. Notice of Sale. Secured Party shall give Debtor reasonable notice of any sale or other disposition of the Collateral or any part thereof. Debtor agrees that notice shall be conclusively deemed to be reasonable and effective if such notice is mailed by registered or certified mail postage prepaid, to Debtor at Debtor's principal place of business at least ten (10) days prior to such sale or other dispositions.

         G. Applicable Law Remedies. Secured Party shall have all the rights and remedies afforded a Secured Party under applicable law.

                                                         [NUOGAM\AGR:NPCPNO.STK]

                                                       AAA-5

6.       Miscellaneous Provisions.

         A. Waivers and Cumulative Remedies. No Event of Default hereunder by Debtor shall be deemed to have been waived by Secured Party except by a writing to that effect signed by Secured Party and no waiver of any such Event of Default shall operate as a waiver of any other Event of Default on a future occasion, or as a waiver of that Event of Default after written notice thereof and demand by Secured Party for strict performance of this Agreement. All rights, remedies and privileges of Secured Party hereunder shall be cumulative and not alternative, and shall, whether or not specifically so expressed, inure to the benefit of the Secured Party, its successors and assigns, and all obligations of the Debtor shall bind its successors and legal representatives.

         B. Debtor's Possession of Collateral. Until an Event of Default, the Debtor may retain possession of the Collateral and may use it in any lawful manner not inconsistent with this Agreement or with the provisions of any policies of insurance thereon.

         C. Waiver of Jury Trial. Secured Party and Debtor hereby agree to trial by court and irrevocably waive jury trial in any action or proceeding (including but not limited to any counterclaim) arising out of or in any way related to or connected with this agreement or any other Loan Document, the relationship created thereby, or the origination, administration or enforcement of the indebtedness evidenced and/or secured by this Agreement or any other Loan Document.

         D. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         E. Written Amendment Required. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement subscribed by Debtor and Secured Party.

         F. Full Force and Effect. This Agreement shall remain in full force and effect until all of the indebtedness and any extensions or renewals thereof shall be paid in full.

         G. Successors and Assigns. Secured Party and Debtor as used herein shall include the heirs, executors or administrators, or successors or assigns of those parties. The provisions of this Agreement shall apply to the parties according to the context hereof and without regard to the number or gender of words and expressions used herein.

         H. Financing Statements. A carbon, photographic or other reproduced copy of this Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statements.

                                                         [NUOGAM\AGR:NPCPNO.STK]

                                                       AAA-6

Notwithstanding the foregoing, Debtor shall provide, shall execute and shall cooperate with Secured Party in the execution and filing of such financing statements, documents and instruments as Secured Party may reasonably request in order to perfect the security interest granted to Secured Party hereunder or otherwise to carry out the purposes of this Agreement.

         I. Governing Law. This Security Agreement and the transaction evidenced hereby shall be construed under the laws of the State of California, as the same may from time to time be in effect.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered on behalf of and in the name of Debtor on the date indicated above.

                                        "Debtor"
                                        NUOASIS GAMING INC.,
                                        a Delaware corporation



                                        By:  /s/  Fred G. Luke
                                             ----------------------------------
                                        Name:     Fred G. Luke
                                        Title:    Director



                                        "Secured Party"

                                        Signatories listed on Exhibit "F"

                                                         [NUOGAM\AGR:NPCPNO.STK]

                                                       AAA-7

                                   EXHIBIT "B"

                                     to the
                            Stock Purchase Agreement
                             Dated December 19, 1996



                                   NPC ASSETS


         In addition to the attached list, the following trade names are registered:


1                HITTLOTTO
2.               1 900 HITLOTTO
3.               1 800 HITLOTTO
4.               1 888 HITLOTTO

                                                         [NUOGAM\AGR:NPCPNO.STK]

                                   EXHIBIT "C"

                                     to the
                            Stock Purchase Agreement
                            Dated December 19th, 1996



                          COMPANY DISCLOSURE DOCUMENTS

                 Form 10-KSB for the fiscal year ended June 30,
                   1996 and Form 10-QSB for the quarter ended
                               September 30, 1996


                                                         [NUOGAM\AGR:NPCPNO.STK]

                                   EXHIBIT "D"

                                     to the
                            Stock Purchase Agreement
                             Dated December 19, 1996


                            NPC DISCLOSURE DOCUMENTS

NuOasis Gaming, Inc. Received the following National Pools Corporation ("the Company") Financial Documentation:

         1993     Audited Financials                             Copy Included
         1994     Audited Financials                             Copy Included
         1995     Audited Financials                             Copy Included
         1996     March, June, September unaudited statements    Copy Included

A loan Agreement Promissory Note and other documents were entered into in connection with the $822,000 debt financing provided by Providence Investments during the summer of 1994. This indebtedness is reflected on the Company Financial Statements, the Company is negotiating a settlement of this debt.

The company also entered into agreements and arrangements with various suppliers and vendors. The amount due in connection with these agreements and arrangements are set forth in the Company Financials. None of the listed suppliers or vendors are now material to the operation of the Company.

Whereas, the Company has had discussion and negotiations with suppliers and vendors, no definitive or binding agreements have been reached with any of the said suppliers.

The company entered into an agreement with Ronald McGee, in 1994, Whereas McGee would give up certain rights, NPC granted McGee and option to purchase 3,744,000 NPC Shares @.05 per share. The Option expires January 1, 1997, McGee has requested that the option be extended for a further twelve months due to the inability of NPC to commence it's operation in 1996. The NPC Board has considered McGee's request and has agreed to the twelve month extension, Option Agreement attached.

                                                         [NUOGAM\AGR:NPCPNO.STK]

                                   EXHIBIT "E"

                                     to the
                            Stock Purchase Agreement
                             Dated December 19, 1996



                                     Form of

                                INVESTMENT LETTER

The Undersigned hereby represents to NuOasis Gaming Inc. ("NuOasis")

(1) The Secured Convertible Promissory Note of NuOasis (the "Note"), which is being acquired by the Undersigned, is being acquired by the Undersigned for the Undersigned's own account and for investment. Upon conversion of the Notes into shares the Undersigned may be deemed an affiliate of NuOasis and may be required to file Schedule 13-D and Form 3 pursuant to the requirements of the Securities Exchange Act of 1934 (the "Act").

(2) The Undersigned acknowledges that the Note is being issued by NuOasis in reliance on exemptions from registration, including but not limited to Section 4(2) of the Security Act of 1933, as amended (the " '33 Act") and applicable state securities laws, and the Undersigned agrees not to sell, transfer or otherwise dispose of the Note except in compliance with the '33 Act, and applicable state securities laws. The representations and warranties by the Undersigned in this Investment Letter will be used and relied upon by NuOasis to issue the Note to the Undersigned pursuant to Section 4(2) of the '33 Act and Regulation D thereunder, and applicable state securities laws, and the Undersigned will notify NuOasis immediately of any material changes to the representations made herein.

(3) The Undersigned acknowledges that it has been furnished with disclosure documents which it feels adequate and necessary to make an economic decision to acquire the Note, including but not limited to a copy of NuOasis' most recent Annual Report on Form 10-KSB and all reports or documents required to be filed under Sections 13(a), 14(a), and 15(d) of the '34 Act, and quarterly reports on Form 10-QSB, Current Reports on Form 8-K, and proxy statements (the "Disclosure Documents"). In addition, the Undersigned has been furnished with a description of NuOasis's capital structure and any material changes in NuOasis's financial condition that may not have been disclosed in the Disclosure Documents.

(4) The Undersigned further acknowledges that it has had an opportunity to ask questions of and receive answers from duly designated representatives of NuOasis concerning the terms and conditions pursuant to which the Note is being purchased. The Undersigned has had the opportunity to obtain any additional information which it possesses or can acquire without unreasonable effort or

                                                         [NUOGAM\AGR:NPCPNO.STK]
expense necessary to verify the accuracy of information furnished by NuOasis. The Undersigned has been afforded an opportunity to examine such documents and other information which it has requested for the purpose of verifying the financial stability of NuOasis;

(5) The Undersigned is fully aware that there is no market for the Note. The Undersigned is also aware of the applicable limitations on its resale of any securities such as the Note, and that the Note, and any and all certificates issued in replacement thereof or in exchange therefore, will bear a restrictive transfer legend in the following form:

         "The obligations represented by this certificate and right to acquire shares of the Company's common stock contained herein, have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. Neither this debt instrument nor the shares for which this obligation may be exchanged may be offered for sale, sold or otherwise transferred except pursuant to an effective Registration Statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

(6) By reason of the Undersigned's knowledge and experience in financial and business matters in general, and investments in particular, the Undersigned is capable of evaluating the merits and bearing the economic risks of an investment in the Note and fully understands the speculative nature of the Note and the possibility of loss of the Undersigned's entire investment in the securities used to acquire the Note.

(7) The present financial condition of the Undersigned is such that it is under no present or contemplated future need to dispose of any portion of the Note to satisfy an existing or contemplated undertaking, need or indebtedness.

                                        Very truly yours,



                                        /s/  see signatories on Exhibit F

                                                         [NUOGAM\AGR:NPCPNO.STK]

                                   EXHIBIT "F"

                                     to the
                            Stock Purchase Agreement
                             Dated December 19, 1996




                              SELLING SHAREHOLDERS



Bernard Accristo         Brian Heslip & Colleen Heslip      Norma McLean
Paula Amanda             Drake Heslip                       Domenick Migliorato
Jeff Waller              Mark Heslip                        Barbara Monterosso
Raymond Benetti, Jr.     Nicole Heslip                      Dan Monterosso
Mary Bernstein           Heslip Trust                       Joseph Monterosso
Winona Bjorkland         Gerald Hill                        Robert Rapp Trust
Gene Blount              Carol Jackson                      George Rees
William Burgers          Steven Jensen                      Henrietta Rees
James Cerretani          Henry Jones                        Lee Rees
Douglas Coats            George Kern                        Kathy Rees
Gary Collins             Matt Kern                          Theo Suter
John Collins             Daniel F. Sweet                    Michael Walsh
Michael Collins          William Liggett                    Anthony Ward
Dell'Oca Trust           Marcy Milne McCann                 Lane R. Ward
Mario Desenna            Ryan McCann                        Janice Winkler
Tony Gibbs               Ronald McGee

                                                         [NUOGAM\AGR:NPCPNO.STK]

                                   EXHIBIT "G"

                                     to the
                            Stock Purchase Agreement
                             Dated December 19, 1996

                              PERMITTED OBLIGATIONS


I. All sums due or to become due under the following agreements commencing after December 24, 1996:

         1. Advisory and Management Agreement with NuVen Advisors, Inc. @ $10,000/month*

         2. Employment Agreement with Fred G. Luke @ $4,500/month plus reimbursable expenses*

         3.       Consulting Agreement with John D.  Desbrow*

         4.       Consulting Agreement with Steven H. Dong*

         5.       Engagement  Letter and Fee Agreement with  Structure  America,
                  Inc.*

         6.       Fee Agreement with Richard Weed*

         7.       Engagement Letter and Fee Agreement with OTC Communications*:

         8.       $ 20,000 in Accounts Payable.

II. Sums due to Nona Morelli's II, Inc. as intercompany advances (excluding sums owed by CMA to Nona which will be removed from the Company's consolidated balance sheet upon the sale of CMA).Upon funding of Phase II transaction pursuant to Form 8-K description of transaction, all other liabilities will be canceled or assumed, in writing, by Nona Morelli's II, Inc.

* Agreement will terminate (unless extension mutually acceptable to parties is agreed upon prior to NuOasis shareholders' meeting) effective at end of business day of NuOG shareholders' meeting if parties reach mutual agreement, after good faith negotiations, on terms of conditions under which NuOG will provide indemnity acceptable to all parties for acts and omissions prior to shareholders' meeting on NuOG's behalf and NuOG has sufficient authorized shares to allow payments due under such Agreements as previously agreed to and is eligible to register such shares on Form S-8.

                                                         [NUOGAM\AGR:NPCPNO.STK]

                                                        G-1